Exhibit 10.2

EXECUTION VERSION

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is by and among FIN BRANDING GROUP, LLC (“FIN”), HARDWIRE INTERACTIVE ACQUISITION COMPANY (“Hardwire”), VCIG LLC (“VCIG”), VICTORY ELECTRONIC CIGARETTES, INC. (“Victory”), VAPESTICK HOLDINGS LIMITED (“Vapestick”), MUST HAVE LIMITED (“MHL”), E-CIGS UK HOLDING COMPANY LIMITED (“UK Holding”), ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD. (“E-Cig”; FIN, Hardwire, VCIG, Victory, Vapestick, MHL, UK Holding and E-Cig are sometimes referred to herein individually as an “Obligor” and collectively as the “Obligors”), Pinnacle Family Office Investments, L.P., as agent for itself and the other Noteholders described below (in such capacity, the “Noteholder Agent”), and CALM WATERS PARTNERSHIP (“CWP”) and the other lenders signatory hereto (collectively, the “Additional Lenders” and together with CWP, the “New Lenders”) and TIBURON OPPORTUNITY FUND, L.P., a Delaware limited partnership, as agent for itself and the Additional Lenders (in such capacity, the “Additional Lender Agent”)

W I T N E S S E T H:

WHEREAS, E-Cig has issued certain promissory notes in the aggregate principal amount of $27,375,000 pursuant to that certain Amended and Restated Note Purchase Agreement dated as of February 28, 2014 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”; each promissory note issued pursuant to the Note Purchase Agreement, including all replacements and renewals thereof and all amendments and modifications thereto, is referred to herein as a “Note” and each holder of a Note from time to time is referred to herein as a “Noteholder”); and

WHEREAS, the Noteholder Agent is the agent for all of the Noteholders; and

WHEREAS, the obligations of E-Cig under the Note Purchase Agreement and the Notes are secured by Liens in favor of the Noteholder Agent on some or all of the Collateral; and

WHEREAS, CWP intends to extend credit to E-Cig in the form of a term loan in the aggregate principal amount of $35,000,000 pursuant to the terms and conditions of that certain Credit Agreement, dated as of April 27, 2015, between E-Cig and CWP (the “CWP Credit Agreement”), with such term loan evidenced by a term note issued by E-Cig in favor of CWP, the “CWP Note”);

WHEREAS, the Additional Lenders intend to extend credit to E-Cig in the form of a term loan in the aggregate principal amount of $6,214,225.21, pursuant to the terms and conditions of that certain Credit Agreement, dated as of April 27, 2015, between E-Cig and the Additional Lenders (the “Additional Lender Credit Agreement” and together with the CWP Credit Agreement, the “Credit Agreements” ), with such term loan evidenced by a term note issued by E-Cig in favor of the Additional Lenders, the “Additional Lender Note” and together with the CWP Note, the “New Lender Notes”); and

WHEREAS, the obligations of E-Cig to New Lenders under the Credit Agreements and the New Lender Notes and the related documents are guaranteed by the other Obligors and secured by the Collateral; and

WHEREAS, in order to induce the New Lenders to make the term loans to E-Cig, the Noteholder Agent has agreed to subordinate its Liens (as defined in Article I) in the Collateral to the Liens of New Lenders therein subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1          For purposes of this Agreement, the following terms shall have the following meanings:

“Additional Lender Credit Agreement” has the meaning provided in the Recitals of this Agreement.

“Additional Lender Agent” has the meaning provided in the introductory paragraph of this Agreement.

“Additional Lender Note” has the meaning provided in the Recitals of this Agreement.

“Additional Lenders” has the meaning provided in the introductory paragraph of this Agreement.

“Agreement” means this Intercreditor Agreement, as amended, restated or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Event” means, with respect to any Obligor, any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving any Obligor or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

“Collateral” means any and all of the assets now owned or hereafter acquired by any Obligor, together with all proceeds, products, accessions and additions with respect to each of the foregoing from time to time, including, without limitation, any insurance proceeds.

“Credit Agreements” has the meaning provided in the Recitals of this Agreement.

“CWP” has the meaning provided in the introductory paragraph of this Agreement.

“CWP Credit Agreement” has the meaning provided in the Recitals of this Agreement.

“CWP Note” has the meaning provided in the Recitals of this Agreement.

“E-Cig” has the meaning provided in the introductory paragraph of this Agreement.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, and including a security interest, charge, claim or lien arising from a mortgage, deed of trust, deed to secure debt, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“New Lenders” has the meaning provided in the introductory paragraph of this Agreement.

“New Lender Debt” means, collectively, all liabilities of any E-Cig and any other Obligor to CWP and the Additional Lenders from time to time pursuant to or in connection with the New Lender Documents (including, without limitation, all principal, interest, fees, reimbursement obligations with respect to letters of credit, indemnities, costs and expenses), together with all renewals, refundings, restructurings and other refinancings of all or any portion of the foregoing.

“New Lender Documents” means the Credit Agreements, the New Lender Notes and any guarantee and collateral agreement, deed of trust, mortgage, guaranty or other agreement, document or instrument executed and/or delivered by any Obligor in connection with the Credit Agreements or the New Lender Notes from time to time.

“New Lender Notes” has the meaning provided in the Recitals of this Agreement.

“New Lender Realization Event” means any realization on or in respect of all or any part of the Collateral (including in connection with any cram down of the New Lender Debt in any bankruptcy case) or any other exercise of any remedy available to the New Lenders under the New Lender Documents at law, in equity or otherwise with respect to any Collateral or any portion thereof.

“New Lender Repayment” means the circumstance in which subject to Section 2.3(e), the New Lender Debt has been fully, finally and indefeasibly repaid in full in cash pursuant to the terms of the New Lender Documents, it being acknowledged and agreed in each case that, in the absence of such indefeasible payment in full in cash, no occurrence of any New Lender Realization Event at any time shall result in the New Lender Debt being, or being deemed to be paid in full, notwithstanding the fact that the New Lender Debt may, at law or in equity, be, or be deemed to be, extinguished, terminated, waived, forgiven or otherwise satisfied in whole or in part as a result of such New Lender Realization Event.

“Note” has the meaning provided in the Recitals of this Agreement.

“Noteholder” has the meaning provided in the Recitals of this Agreement.

“Noteholder Agent” has the meaning provided in the introductory paragraph of this Agreement.

“Noteholder Debt” means all liabilities of any Obligor to Noteholder Agent or one or more Noteholders from time to time outstanding pursuant to or in connection with the Noteholder Documents (including, without limitation, all principal, interest, fees, indemnities, costs and expenses), together with all renewals, refundings, restructurings and other refinancings of all or any portion of the foregoing.

“Noteholder Documents” means, collectively, the Note Purchase Agreement, each Note, and any security agreement, deed of trust, mortgage, guaranty or other agreement, document or instrument executed and/or delivered in connection with the Note Purchase Agreement or any Note from time to time.

“Note Purchase Agreement” has the meaning provided in the Recitals of this Agreement.

“Noteholder Repayment” means the circumstance in which the Noteholder Debt has been repaid in full in cash.

“Obligor” has the meaning provided in the introductory paragraph of this Agreement and includes all successors in interest of each such Person, including a trustee or debtor in possession in connection with a Bankruptcy Event.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

ARTICLE 2

GENERAL INTERCREDITOR PROVISIONS

Section 2.1           Agreement to Subordinate Liens.

(a)          Noteholder Agent and Obligors hereby agree that, to the extent and in the manner set forth in this Section 2.1, all Liens now or hereafter acquired by the New Lenders in any or all of the Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by Noteholder Agent in the Collateral. Said priority shall be applicable irrespective of the time or order of attachment or perfection of any Lien or the lack or failure of attachment or perfection of any Lien or the time or order of filing of any financing statements, mortgages, deeds of trust or other documents, or any statutes, rules or law, or court decisions to the contrary. In the event that Noteholder Agent or any Noteholder receives any of the Collateral or any payment or distribution with respect thereto prior to the New Lender Repayment, Noteholder Agent or such Noteholder shall hold such Collateral, payment or distribution in trust for the benefit of New Lenders and promptly forward the same to the New Lenders in the form received, appropriately endorsed if necessary. The lien subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the New Lenders, and the New Lenders shall be deemed to have acquired the New Lender Debt in reliance upon this Agreement.

Section 2.2           Disposition of Collateral and Other Remedial Actions by the New Lenders.

(a)          Noteholder Agent hereby agrees that, until the New Lenders Repayment, the New Lenders may dispose of, and exercise any other rights with respect to, any or all of the Collateral, free of any Liens of Noteholder Agent. Upon any disposition of any of the Collateral by the New Lenders or by any Obligor, Noteholder Agent (i) agrees, if requested by the New Lenders, to execute and immediately deliver any and all releases or other documents or agreements which the New Lenders deems necessary to accomplish a disposition thereof free of the Liens of Noteholder Agent, and (ii) authorizes the New Lenders to record, or cause to have recorded, any UCC financing statements or amendments thereto which the New Lenders deems necessary to accomplish a disposition thereof free of the Liens of Noteholder Agent.

(b)          Until the New Lenders Repayment, Noteholder Agent shall not exercise any rights or remedies with respect to the Collateral, including without limitation the right to (i) enforce any Liens or sell, repossess or otherwise foreclose on any portion of the Collateral or (ii) request any action, institute any case (including, without limitation, petitioning, filing or joining in any involuntary bankruptcy petition pursuant to Section 303 of the Bankruptcy Code or pursuant to any other applicable law), application, action, litigation or other proceedings, give any instructions, or make any election with respect to any portion of the Collateral. In addition, the Noteholder Agent agrees that if any default or event of default occurs under the Noteholder Debt, neither the Noteholder Agent nor any Noteholder will otherwise seek to enforce the Noteholder Debt or pursue or rights or remedies until the earlier to occur of (i) the New Lenders Repayment and (ii) the date that is ninety (90) days after the occurrence of such default or event of default.

Section 2.3           Intercreditor Arrangements in Bankruptcy.

(a)          This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to any Obligor shall be deemed to apply to such Person as debtor in possession and to any trustee in bankruptcy or other fiduciary for the estate of such Person.

(b)          Except as otherwise specifically permitted in this Section 2.3, until the New Lenders Repayment, Noteholder Agent shall not assert without the written consent of the New Lenders any claim, motion, objection, or argument in respect of or which might adversely impact any Collateral in connection with any Bankruptcy Event which could otherwise be asserted or raised in connection with such Bankruptcy Event by Noteholder Agent as a secured or unsecured creditor of any Obligor, including without limitation any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of any Collateral.

(c)          Without limiting the generality of clause (b) above, Noteholder Agent agrees that if a Bankruptcy Event occurs, (i) the New Lenders may consent to the use of cash collateral by an Obligor on such terms and conditions and in such amounts as the New Lenders, in its sole discretion, may decide without seeking or obtaining the consent of Noteholder Agent; (ii) the New Lenders may (A) provide financing to any Obligor or (B) consent to the granting of a priming Lien on Collateral to secure postpetition financing, in each case pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as the New Lenders, in its sole discretion, may decide without seeking or obtaining the consent of Noteholder Agent; (iii) Noteholder Agent shall not oppose an Obligor’s use of cash collateral to the extent that the New Lenders has consented thereto; and (iv) Noteholder Agent shall not oppose any sale or other disposition of any assets comprising part of the Collateral (or the sale or bidding procedures with respect thereto) free and clear of Liens or other claims of any party, including Noteholder Agent, under Section 363 of the Bankruptcy Code if the New Lenders has consented to such sale or disposition of such assets.

(d)          Noteholder Agent agrees that it will not, directly or indirectly, file any objection, take any action or vote in any way that would be in violation of, or inconsistent with, or result in a breach of, this Agreement or initiate, join in, prosecute, encourage, or assist with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity or enforceability of the New Lenders’ claim, (iii) challenging the perfection or enforceability of any of the New Lenders’ Liens on any of the Collateral, or (iv) asserting any claims which any Obligor may hold with respect to the New Lenders or the New Lender Debt, if any.

(e)          To the extent that New Lenders receives payments or transfers on the New Lender Debt or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, committee or any other estate representative or any other Person or party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the New Lender Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the New Lenders.

(f)           Notwithstanding any provision of this Section 2.3, (i) Noteholder Agent shall be entitled to file any proofs of claim and any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Noteholder, including without limitation any claims secured by the Collateral, if any, and (ii) Noteholder Agent shall be entitled to file any pleadings, objections, motions or agreement which assert rights or interests available to unsecured creditors of the applicable Obligor arising under either the Bankruptcy Code or applicable non-bankruptcy law; provided that no such pleadings, objections, motions or agreements shall be adverse to the New Lenders or its Liens (including without limitation its claims).

(g)          Noteholder Agent and each Noteholder agrees to and hereby irrevocably authorizes, empowers and appoints each of CWP, for itself and the Additional Lender Agent, on behalf of the Additional Lenders, as its agent and attorney-in-fact to vote any claim held by Noteholder Agent and each Noteholder in any Bankruptcy Proceeding. In the event that either CWP and/or the Additional Lender Agent votes any claim held by Noteholder Agent or any Noteholder in accordance with the authority granted hereby, neither Noteholder Agent nor any Noteholder shall not be entitled to change or withdraw such vote. Noteholder Agent also agrees that prior to the New Lender Repayment, neither it nor any Noteholder shall at any time authorize the formation, become a member or participate in the activities, either directly or indirectly, of any committee, creditors, equity or otherwise, in a Bankruptcy Event.

(h)          Notwithstanding any provision of this Section 2.3, (i) CWP, for itself and the Additional Lender Agent, on behalf of the Additional Lenders, shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the CWP and/or the Additional Lenders, including without limitation any claims secured by the Collateral, if any, and (ii) CWP, for itself and the Additional Lender Agent, on behalf of the Additional Lenders, shall be entitled to file any pleadings, objections, motions or agreement which assert rights or interests available to unsecured creditors of the applicable Obligor arising under either the Bankruptcy Code or applicable non-bankruptcy law.

Section 2.4           Relative Rights.

(a)          Subject to Section 2.2(b), nothing contained in this Agreement is intended to or shall affect the relative rights of the New Lenders or Noteholder Agent, on the one hand, and other creditors of any Obligor, on the other hand.

(b)          All rights and interests of the New Lenders and Noteholder Agent hereunder, and all agreements and obligations of Noteholder Agent and the New Lenders hereunder, shall remain in full force and effect irrespective of:

(i)           any lack of validity or enforceability of any New Lender Document or any other agreement or instrument relating thereto, or any Noteholder Document or any other agreement or instrument relating thereto;

(ii)          any change in the time, manner or place of, or in any other term of, all or any of the New Lender Debt, Noteholder Debt, or any amendment or waiver of or any consent to departure from any provision of the Credit Agreements, New Lender Note or any other New Lender Document or the Note Purchase Agreement or any other Noteholder Document;

(iii)         any exchange, release, nonperfection, or unenforceability of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the New Lender Debt or the Noteholder Debt; or

(iv)         any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the New Lender Debt, or of the Noteholder Debt, in respect of this Agreement.

Section 2.5           No Other Beneficiaries of Lien Subordination. This Agreement and the subordination provisions contained herein are intended only for the benefit of the New Lenders and Noteholder Agent, but not any Obligor or any other creditor of any Obligor.

Section 2.6           Waivers.

(a)          None of CWP, for itself and the Additional Lender Agent, on behalf of the Additional Lenders, or Noteholder Agent shall have any liability or duty of any kind, nature or origin to the other, express or implied, except as set forth in this Agreement.

(b)          Noteholder Agent hereby waives and releases any claim which Noteholder Agent may now or hereafter have against the New Lenders arising out of any and all actions which the New Lenders takes or omits to take with respect to any Obligor, any Collateral, any New Lender Document or the exercise of its rights and remedies under this Agreement (so long as such action or inaction does not constitute a breach by the New Lenders with respect to any of its express obligations hereunder), including without limitation, (i) actions with respect to the creation, perfection or continuation of Liens on the Collateral and other security for the New Lender Debt, (ii) actions with respect to the occurrence of any default or event of default by any Obligor under the New Lender Notes or the other New Lender Documents, (iii) action with respect to the repossession of, foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, (iv) actions with respect to the collection of any claim for all or any part of the New Lender Debt from any account debtor, guarantor or any other party, (v) any other action with respect to the enforcement of the New Lender Documents or the valuation, use, protection or disposition of the Collateral or any other security for the New Lender Debt and (vi) the election of the New Lenders, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, for application of Section 1111(b) of the Bankruptcy Code.

Section 2.7           Remedies.

(a)          Rights Cumulative. (i) The rights and remedies of the New Lenders under this Agreement, the Credit Agreements, New Lender Notes and the other New Lender Documents shall be cumulative and not exclusive of any rights or remedies which the New Lenders would otherwise have. In exercising such rights and remedies the New Lenders may be selective and no failure or delay by the New Lenders in exercising any right shall operate as a waiver of such right, nor shall any partial or single exercise of any power or right preclude its other or further exercise or the exercise of any other power or right. (ii) The rights and remedies of Noteholder Agent under this Agreement, the Note Purchase Agreement and the other Noteholder Documents shall be cumulative and not exclusive of any rights or remedies which Noteholder Agent would otherwise have. In exercising such rights and remedies Noteholder Agent may be selective and no failure or delay by Noteholder Agent in exercising any right shall operate as a waiver of such right, nor shall any partial or single exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)          Waiver of Marshalling. Each of the New Lenders and Noteholder Agent hereby waives any right to require marshalling of assets by the New Lenders or Noteholder Agent and any similar rights.

Section 2.8           Permitted Amendments. Whether or not Obligors have agreed with Noteholder Agent or any Noteholder not to enter into any amendments to the New Lender Documents without notice to or the consent of Noteholder Agent or such Noteholder, Obligors and the New Lenders may amend or modify the New Lender Documents at any time and in any manner and such amendments or modifications shall be effective notwithstanding Obligors’ failure to give notice thereof to Noteholder Agent or any Noteholder or to obtain Noteholder Agent’s or any Noteholder’s consent thereto, and neither Noteholder Agent nor any Noteholder shall have any claim or cause of action against the New Lenders by reason of Obligors’ failure to give such notice or obtain such consent even if the New Lenders are aware of such failure.

ARTICLE 3

MISCELLANEOUS

Section 3.1          Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, (a) the New Lenders and their respective successors and assigns, including subsequent holders of New Lender Debt, and the term “New Lender” shall include any such subsequent or additional holder of New Lender Debt, wherever the context permits, (b) Noteholder Agent and its successors and assigns, including subsequent agents for the Noteholders under the Noteholder Documents and any other Person holding a Lien securing any obligation of any Obligor under or in connection with any of the Noteholder Documents, and the term “Noteholder Agent” shall include any such subsequent or additional agent or holder of a Lien, wherever the context permits, Noteholder Agent shall not assign any Lien of Noteholder Agent securing any Noteholder Debt unless the proposed assignee executes and delivers to the New Lenders a written acknowledgment in form and substance reasonably acceptable to the New Lenders that such assignee is bound by the terms and conditions of this Agreement.

Section 3.2          Further Assurances. Each party hereto will, at any time and from time to time, promptly execute and/or authorize and deliver all further instruments and documents, and take all further action, that any other party hereto may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the New Lenders or Noteholder Agent to exercise and enforce its rights and remedies hereunder, including, without limitation, appropriate amendments to financing statements authorized by any Obligor in favor of Noteholder Agent or the New Lenders in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments). Without limiting the generality of the foregoing, in connection with any refinancing or replacement of all or any portion of the New Lender Debt, Noteholder Agent agrees, if requested by the New Lenders, to promptly execute an intercreditor and lien subordination agreement substantively similar to this Agreement in favor of the new lender.

Section 3.3          Indemnification. Obligors shall, jointly and severally, indemnify, reimburse and hold harmless each of the New Lenders and the Noteholder Agent and its respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the New Lender Documents, the Notes, the Note Purchase Agreement or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

Section 3.4           Expenses. Obligors shall pay to the New Lenders, upon demand, the amount of any and all expenses, including, without limitation, the reasonable fees and expenses of counsel for the New Lenders, which the New Lenders may incur in connection with the exercise or enforcement of any of its rights or interests vis-à-vis any Obligor or Noteholder Agent, and all such amounts shall constitute part of the New Lender Debt. Obligors shall pay to Noteholder Agent, upon demand, the amount of any and all expenses, including, without limitation, the reasonable fees and expenses of counsel for Noteholder Agent, which Noteholder Agent may incur in connection with the exercise or enforcement of any of its rights or interests vis-à-vis any Obligor or the New Lenders.

Section 3.5           Notices; Amendments, Etc.

(a)          All notices, requests and demands to or upon the parties to this Agreement to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three business days after being deposited in the mail, postage prepaid or (iii) one business day after being sent by priority overnight mail with an internationally recognized overnight delivery carrier or (iv) if by telecopy or facsimile, when received, at the address or transmission number for the applicable party set forth below:

(i)         If to CWP at:

Calm Waters Partnership
115 S. 84th St.
Milwaukee, WI 53214
Facsimile No: (414) 453-9174
Attention: Richard S. Strong

With a copy to:

Godfrey & Kahn S.C.
780 North Water Street
Milwaukee, Wisconsin 53202-3590
Facsimile No: (414) 273-5198
Attention: Dennis Connolly

(ii)          If to Noteholder Agent at:

Pinnacle Family Office Investments, L.P.
5910 North Central Expressway., Suite 1475
Dallas, TX 75206
Facsimile No: (469) 941-4303
Attention: Barry M. Kitt

(iii)	If to E-Cig or any Obligor:

Electronic Cigarettes International, Ltd.
14200 Ironwood Drive
Grand Rapids, Michigan 49534
Facsimile No: 1-888-479-0691
Attention: Philip Anderson

With a copy (for informational purposes only) to:

Pryor Cashman LLP
7 Times Square
New York, New York 10036
Facsimile: (212) 798-6319
Attention: M. Ali Panjwani, Esq.

(iv)	If to any Additional Lender:

c/o Tiburon Opportunity Fund, L.P.
13313 Point Richmond Beach Road NW
Gig Harbor WA 98332
Facsimile No: (253) 858-7866
Attention: Peter Bortel

The parties to this Agreement may change their addresses and transmission numbers for notices by providing written notice of such new address to the other party hereto.

(b)          This Agreement may be amended and the terms hereof may be waived only with the written consent of Noteholder Agent and the New Lenders, or their authorized successors and assigns, and no consent of any Obligor shall be required in order to amend this Agreement.

Section 3.6           Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 3.7          GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK. THE NEW LENDERS, NOTEHOLDER AGENT AND OBLIGORS EACH CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK AND WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND FURTHER AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

Section 3.8          Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof.

Section 3.9          Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

[Signatures appear on following pages]

IN WITNESS WHEREOF, the undersigned have caused this Intercreditor Agreement to be duly executed and delivered by their respective duly authorized officers on the date and year first above written.

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD., as an Obligor

By:
Name:	Philip Anderson
Title:	Chief Financial Officer

VCIG LLC, as an Obligor

By:
Name:	Philip Anderson
Title:	Manager

FIN BRANDING GROUP, LLC, as an Obligor

By:
Name:	Philip Anderson
Title:	Manager

HARDWIRE INTERACTIVE ACQUISITION COMPANY, as an Obligor

By:
Name:	Philip Anderson
Title:	President

VICTORY ELECTRONIC CIGARETTES, INC., as an Obligor

By:
Name:	Philip Anderson
Title:	President

VAPESTICK HOLDINGS LIMITED, as an Obligor

By:
Name:
Title:

MUST HAVE LIMITED, as an Obligor

By:
Name:
Title:

E-CIGS UK HOLDING COMPANY LIMITED, as an Obligor

By:
Name:
Title:

Pinnacle Family Office Investments, L.P., as Noteholder Agent and a Noteholder

By: Pinnacle Family Office, LLC, its General Partner

By:
Name:
Title:

CALM WATERS PARTNERSHIP, as “CWP”

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Intercreditor Agreement to be duly executed and delivered by their respective duly authorized officers on the date and year first above written.

lenders:

By:
Name:
Title:

The undersigned constitute certain of the Noteholders referred to in the foregoing Intercreditor Agreement (the “Agreement”; capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement), and each of the undersigned hereby acknowledges and consents to the Agreement and acknowledges and agrees in favor of the New Lenders as follows: (a) Noteholder Agent is duly authorized to execute, deliver and perform the Agreement and any and all amendments and other modifications thereto from time to time, and to take all action under and in connection with the Agreement on behalf of each Noteholder from time to time, and the New Lenders may rely on such authority without notice to any Noteholder or further inquiry, (b) any Lien or evidence thereof (including any mortgage, deed of trust, security agreement, or financing statement) in favor of any Noteholder with respect to the assets of any Obligor shall be subject to the rights of the New Lenders on the terms and conditions set forth in the Agreement, notwithstanding the fact that Noteholder Agent is not named as the secured party, mortgagee or the like, and (c) the undersigned and the Noteholder Agent are the holders of at least 51% of the aggregate amount of Notes outstanding and, accordingly, the acknowledgments and agreements of the undersigned set forth herein (together with the signatures of the Borrower and Agent on the Agreement) are sufficient to cause the Agreement to be binding on all Noteholders.

To the extent that the Noteholder Agent is not reimbursed and indemnified by the Obligors, the Noteholders will jointly and severally reimburse and indemnify the Noteholder Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Noteholder Agent in performing its duties hereunder or under the Agreement or any other Noteholder Document, or in any way relating to or arising out of the Agreement or any other Noteholder Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Noteholder Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Noteholder Agent, the Noteholder Agent may require each Noteholder to deposit with it sufficient sums as it determines in good faith is necessary to protect the Noteholder Agent for costs and expenses associated with taking such action.

J. Steven Emerson ROTH IRA, as Existing Lender	J. Steven Emerson IRA R/O II, as Existing Lender

By:	By:
Name:	Name:
Title:	Title:

Porter Family Trust, as Existing Lender	Porter Partners, LP:, as Existing Lender

By:	By:
Name:	Name:
Title:	Title:

EDJ Limited, as Existing Lender	Tiburon Opportunity Fund LP, as Existing Lender

By:	By:
Name:	Name:
Title:	Title:

Skylands Special Investment LLC, as Existing Lender	Skylands Quest LLC, as Existing Lender

By:	By:
Name:	Name:
Title:	Title:

Skylands Special Investment II LLC, as Existing Lender	Calm Waters Partnership, as Existing Lender

By:	By:
Name:	Name:
Title:	Title: